UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 31, 2012
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2012 the Company prepaid all fixed-rate borrowings owed to its second lien lender, Prudential Insurance Company of America, which totaled $20,682,277.33 (inclusive of principal, interest and a make-whole payment), and terminated the underlying Amended and Restated Second Lien Term Loan Agreement (“Agreement”) dated as of April 9, 2009 among the Company, as Borrower, BNP Paribas, as Administrative Agent, Wells Fargo Energy Capital, Inc., as Syndication Agent, UnionBanCal Equities, Inc., as Documentation Agent, and the lenders party thereto.  The maturity date under the Agreement was October 2, 2012. Outstanding fixed-rate borrowings under the Agreement bore an interest rate of 13.75% and were collateralized by second priority liens on substantially all of the Company’s assets. The Company and its affiliates do not have any material relationships with any of the other parties to the Agreement except in respect of the Agreement.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2012	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer